BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE FISCAL COUNCIL

HELD ON FEBRUARY 19, 2019

1.   Date, Time and Place: Held on February 19, 2019, at 11:00 am, in São Paulo City, São Paulo State, at the BRF S.A (“Company” or “BRF”) office located at Avenida das Nações Unidas, 8501, 1st floor, Pinheiros, Zip Code 05425-000.

2.   Summons and Presence: Summons duly held pursuant to the Fiscal Council Internal Regulation, with the presence of the totality of the members of the Fiscal Council: Attílio Guaspari (“Mr. Attílio Guaspari”), Mr. Marcus Vinicius Dias Severini (“Mr. Marcus Severini”) and André Vicentini (“Mr. André Vicentini”). Also present were Messrs Guilherme Nunes and Rogério Andrade from KPMG Auditores Independentes.

3.   Presiding Board: Chairman: Attílio Guaspari. Secretary: Carlos Eduardo de Castro Neves.

4.   Agenda: (i) Analysis of the Financial Statements and the Management Report for 2018 fiscal year; KPMG presentation – Financial Statements 2018 review; and (ii) Analysis and recommendation for approval of performance of the fiscal year 2018 deferred income tax.

5.   Matters and Resolutions: Once the agenda had been examined, the following matters were discussed and the following resolutions were taken:

5.1. Analysis of the Financial Statements and the Management Report for 2018 fiscal year; KPMG presentation – Financial Statements 2018 review. After the management presentation and considering the favorable report issued by the independent auditors, the members of the Fiscal Council presented their favorable opinion related to Financial Statements and the Management Report for 2018 fiscal year.

5.2. Analysis and recommendation for approval of performance of the fiscal year 2018 deferred income tax. The members of the Fiscal Council presented the favorable recommendation for approval for performance of the deferred income tax for 2018, after analysis of the feasibility study for future recovery of income tax based on the past fiscal years.

6.   Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Fiscal Council or information presented during the meeting were filed at the Company’s head office.

Extract of the Minutes of the Ordinary Meeting of the Fiscal Council held on February 19, 2019

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE FISCAL COUNCIL

HELD ON FEBRUARY 19, 2019

1.   Closure: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up in summary form by electronic processing and, having been read and found correct by all those present, were signed.

I certify that the above text is a faithful copy of the minutes which are filed in Book of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Fiscal Council.

São Paulo, February 19, 2019.

_________________________________ Carlos Eduardo de Castro Neves Secretary

Extract of the Minutes of the Ordinary Meeting of the Fiscal Council held on February 19, 2019